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                                                                   Exhibit 4.23

(REIWA LOGO)

APPROVED BY
THE REAL ESTATE INSTITUTE
OF WESTERN AUSTRALIA (INC.)
COPYRIGHT (C) REIWA 2004
FOR USE BY REIWA MEMBERS                                              02/04 R401

                         STANDARD COMMERCIAL/INDUSTRIAL
                             PROPERTY LEASE (PART A)

     NOT FOR RETAIL PREMISES OR OTHER PREMISES WHERE THE COMMERCIAL TENANCY
                    (RETAIL SHOPS) AGREEMENT ACT 1985 APPLIES

                                   ----------

                    GENERAL TERMS AND CONDITIONS OF THE LEASE

    THIS DOCUMENT INCORPORATES THE PARTICULARS OF THE LEASE CONTAINED IN THE
                               DOCUMENT ATTACHED.

          - IMPORTANT - READ THE FOLLOWING BEFORE USING THIS DOCUMENT -

- This lease contains two documents, the General Terms and Conditions of the Lease (Part A), and the Particulars of the Lease (Part B) specific to the subject property. Both documents and any necessary attachments must be received by all parties signing to the Lease.

- Complete all the appropriate items of the Particulars of the Lease. (Document attached)

-    This lease is suitable for use where the leased premises comprise:

     -    the whole of lessors's land; or

     -    part of the lessor's land.

          In either case the "Premises" must be identified by making the appropriate deletion in Item 4 of the Particulars of the Lease. Where the leased premises comprise part of the land they must be identified on a plan by colouring them and the plan must be annexed to the lease.

- Any additions (e.g. at item 18 of the Particulars of the Lease) should be initialled by all parties.

- Any deletions or omissions should be struck through and initialled by all parties.

- At item 18 of the Particulars of the Lease if there is insufficient room, insert the words "refer annexation/s" and annex the appropriate item/s.

-    Any annexations should:

     - contain the preamble "this is the annexation referred to in the relevant item number of the Particulars of the Lease of (premises) between (lessor) and (lessee)".

     -    be initialled by all parties, and

     -    be firmly attached to the lease.

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                                TABLE OF CONTENTS

OPERATIVE PART
TERMS AND CONDITIONS

                                                                            Page
                                                                            ----
1.    DEFINITIONS........................................................     1

2.    INTERPRETATION.....................................................     4
      2.1     Headings...................................................     4
      2.2     Last day not a Business Day................................     4
      2.3     Joint and several covenants................................     4
      2.4     Extended References........................................     4
      2.5     Reference to Statutes......................................     4
      2.6     Number and gender..........................................     4
      2.7     Professional Body..........................................     4
      2.8     Lessee's Covenants.........................................     5

3.    RENT AND OTHER OUTGOINGS...........................................     5
      3.1     Rent.......................................................     5
      3.2     Rates and Taxes............................................     5
      3.3     Outgoings separately assessed..............................     5
      3.4     Managing Agent's Fees......................................     5
      3.5     Services...................................................     5
      3.6     Common Area................................................     5

4.    MAINTENANCE, REDECORATION AND CLEANING.............................     5
      4.1     Maintain and Repair........................................     5
      4.2     Exceptions.................................................     6
      4.3     Manner of Lessee's work....................................     6
      4.4     Air Conditioning Plant.....................................     6
      4.5     Electric globes............................................     6
      4.6     Paint and decorate.........................................     6
      4.7     Clean......................................................     6
      4.8     Lessee's Property...................,......................     6

5.    ALTERATIONS........................................................     6

6.    TRADING HOURS......................................................     6

7.    USE OF THE PREMISES................................................     6
      7.1     General....................................................     6
      7.2     Acknowledgment.............................................     7
      7.3     Chemicals and inflammable substances.......................     7
      7.4     Compliance.................................................     7
      7.5     Structural Works...........................................     7

8.    LESSEE'S INSURANCE OBLIGATIONS.....................................     7
      8.1     Maintain insurance.........................................     7
      8.2     Premiums...................................................     7
      8.3     Copy of policy and certificate of currency.................     7
      8.4     Increased rate of premium..................................     8

9.    LESSEE'S INDEMNITIES...............................................     8
      9.1     General indemnity..........................................     8
      9.2     Limit of Lessee's liability to indemnify...................     8
      9.3     Costs and expenses.........................................     8
      9.4     Lessee to indemnify for breach.............................     8
      9.5     Lessee to indemnify as result of early termination.........     8
      9.6     Calculation of the benefit of Lessee not performing
              Lessee's Covenants.........................................     9
      9.7     Lessee's indemnities not affected..........................     9
      9.8     Indemnities................................................     9


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
10.   LESSEE'S OBLIGATION TO GIVE VACANT POSSESSION......................     9
      10.1    Vacate on Termination......................................     9
      10.2    Removal of Lessee's Property...............................     9
      10.3    Reinstatement..............................................     9

11.   LESSEE'S GENERAL OBLIGATIONS.......................................     9
      11.1     Positive obligations......................................     9
      11.2     Negative obligations......................................    10

12.   LESSOR'S OBLIGATIONS...............................................    10
      12.1    Quiet enjoyment............................................    10
      12.2    Lessor's insurance obligations.............................    10
      12.3    Structural works...........................................    11
      12.4    Common Area and Supply of Services.........................    11
      12.5    No right of Termination by Lessee..........................    11
      12.6    Limitation of Lessor's obligations.........................    11
      12.7    Limitation of Lessor's liability...........................    11

13.   LESSOR'S RIGHTS....................................................    11
      13.1    Right to enter.............................................    11
      13.2    Inspection by prospective lessees or purchasers............    11
      13.3    Avoid inconvenience........................................    12
      13.4    Easements or other rights..................................    12
      13.5    Lessor may rectify..............,..........................    12
      13.6    Lessor may create security interest........................    12
      13.7    Common Area................................................    12

14.   DEFAULT BY LESSEE..................................................    12
      14.1    Essential terms............................................    12
      14.2    Lessor's right to terminate................................    12
      14.3    Interest on overdue money..................................    12
      14.4    Tender after Termination...................................    12

15.   HOLDING OVER.......................................................    13

16.   SUPPLIES OF SERVICES...............................................    13
      16.1    Indirect Supplies..........................................    13
      16.2    Direct Supplies............................................    13

17.   NAME OF BUILDING...................................................    13

18.   RENT REVIEW........................................................    13
      18.1    Rent Review................................................    13
      18.2    Lessor's proposed new Rent.................................    13
      18.3    Lessee disputing Lessor's proposed new Rent................    13
      18.4    Deemed acceptance of proposed new Rent.....................    13
      18.5    Application of proposed new Rent...........................    13
      18.6    Determination of Rent......................................    14
      18.7    Fair Market Rent...........................................    14
      18.8    Valuer as expert...........................................    14
      18.9    Valuer's costs.............................................    14
      18.10   CPI Rent...................................................    14
      18.11   Payment of Rent before determination.......................    15

19.   OPTION.............................................................    15

20.   DESTRUCTION OR DAMAGE TO BUILDING OR PREMISES  ....................    15
      20.1    Procedure following destruction or damage..................    15
      20.2    Lessee's right to terminate Lease..........................    15
      20.3    No liability as a result of termination....................    15
      20.4    Abatement of Rent..........................................    15


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
21.   Act by Agents......................................................    16

22.   LESSEE LIABLE FOR LICENSEES........................................    16

23.   ASSIGNMENT, SUBLETTING AND CHARGING................................    16
      23.1    Prohibition................................................    16
      23.2    Lessee's obligations.......................................    16
      23.3    Conditions of Lessor's consent to assignment...............    16
      23.4    Conditions of Lessor's consent to subletting...............    16
      23.5    No possession until consent................................    17
      23.6    Consent to charge..........................................    17
      23.7    Lessee remains liable......................................    17
      23.8    Payments...................................................    17
      23.9    Change in shareholding.....................................    17
      23.10   Exclusion of the Property Law Act..........................    17
      23.11   Guarantees required........................................    18
      23.12   Covenants are supplementary................................    18

24.   GUARANTEE AND INDEMNITY............................................    18
      24.1    Guarantee..................................................    18
      24.2    Indemnity..................................................    18
      24.3    Continuing guarantee and indemnity.........................    18
      24.4    Waiver of prior proceedings................................    18
      24.5    Liability and rights not affected..........................    18
      24.6    Guarantor not to prove in competition......................    19
      24.7    Reinstatement of guarantee.................................    19
      24.8    Costs and expenses.........................................    19
      24.9    Assignment.................................................    19

25.   LESSEE'S TRUST.....................................................    19

26.   NOTICE.............................................................    20

27.   SPECIAL CLAUSES....................................................    20

28.   PROPER LAW AND ARBITRATION.........................................    20
      28.1    Proper Law.................................................    20
      28.2    Arbitration................................................    20

29.   STRATA TITLE PROVISIONS............................................    20
      29.1     Strata Title provisions...................................    20

30.   MISCELLANEOUS......................................................    22
      30.1    Accrual on a daily basis...................................    22
      30.2    Statutory Powers...........................................    22
      30.3    Moratorium not to apply....................................    22
      30.4    Severance..................................................    23
      30.5    Waivers....................................................    23
      30.6    Variation..................................................    23
      30.7    Further assurances.........................................    23
      30.8    Counterparts...............................................    23
      30.9    Payment of Money...........................................    23


                                       III
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THIS LEASE made

BETWEEN

     The Lessor described in item 1 of the Particulars of the Lease ("Lessor")

AND

     The Lessee described in item 2 of the Particulars of the Lease ("Lessee")

AND

     The Guarantor described in item 3 of the Particulars of the Lease ("Guarantor")

OPERATIVE PART

The Lessor LEASES the Premises to the Lessee and the Lessee ACCEPTS the Premises on lease SUBJECT to the Encumbrances and for the Term RESERVING to the Lessor the Lessor's Rights and the Lessor and the Lessee COVENANT and AGREE to observe and perform the Terms and Conditions.

The Guarantor ACKNOWLEDGES that:

1. the Guarantor has requested the Lessor to grant this Lease and will receive valuable consideration for giving the Guarantee and Indemnity; and

2. it is a condition of the Lessor granting this Lease that the Guarantor grants the Guarantee and Indemnity.

TERMS AND CONDITIONS

1.   DEFINITION

     In this Lease, unless otherwise required by context or subject matter:

     "Act" means any statute for the time being enacted and all re-enactments, substitutions, modifications, regulations, bylaws, requisitions, notices and orders made to or under any act from lime to time by any Authority;

     "Address" means the address specified in Item 12 of the Particulars or any other address which the Lessor by notice to the Lessee nominates;

     "Air Conditioning Plant" means all compressors, condensors, chiller sets, pumps, pipe works, switchboards, wiring, thermostats, controls, cooling towers, air handling units and duct work used for the production and reticulation of chilled water and conditioned air for the Building but does not include any air conditioning plant or equipment which is part of the Lessee's Property;

     "Appointed Valuer" means a Valuer appointed under clause 18.7; "Authority" means a statutory, public or other competent authority;

     "Building" means the building and all other improvements and structures erected on the Land;

     "Business Day" means a day other than a Saturday, Sunday or gazetted public holiday in Western Australia;

     "Common Area" means that part of the Land and Building (if any) set aside by the Lessor for use by the Lessee and other occupants of the Building and includes any part of it;

     "Common Area Rules" means the rules made by the Lessor from time to time relating to the conduct of lessees and the operation, use and occupation of the Land and which are consistent with this Lease;

     "Co-surety" means in relation to a Guarantor, any other person named as Guarantor or who otherwise guarantees payment of the Money;

     "CPI" means the consumer price index compiled by the Australian Bureau of Statistics for Perth (Capital City) (all groups index numbers) or if that index is suspended or discontinued, the index substituted for it by the Australian Statistician;

     "CPI Rent" means the Rent as determined in accordance with clause 18.10;

     "Current CPI" means in respect of a Rent Review Date, the CPI number last published before that date or if the Lessor appoints an actuary to select or determine an index in accordance with clause 18.10 the number certified by the actuary;


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     "Date of Commencement" means the date specified in Item 7 of the
     Particulars;

     "Encumbrances" means all mortgages, writs, warrants, caveats, easements, restrictive covenants and other instruments noted on the certificate of title for the Land;

     "Event of Default" means the occurrence of any of the following events:

     (a)  the Lessee repudiates or commits a fundamental breach of this Lease;

     (b) any Money is unpaid for seven (7) days after notice of non-payment is given;

     (c) a breach of the Lessee's Covenants is not remedied to the Lessor's reasonable satisfaction within fourteen (14) days after notice of the breach is given;

     (d) a judgment, order or an encumbrance is enforced, or becomes enforceable against any property of the Lessee; or

     (e) the happening of any one of the following events in relation to the Lessee or a Guarantor:

          (i) an application is made to a court that the Lessee or the Guarantor be wound up or a provisional liquidator be appointed or that it be wound up voluntarily or by the Court or a provisional liquidator or administrator is appointed;

          (ii) the Lessee or Guarantor proposes to enter into or enters into any form of arrangement (formal or informal) with its creditors or any of them;

          (iii) a receiver or receiver and manager is appointed to any of the assets of the Lessee or Guarantor;

          (iv) the Lessee or the Guarantor becomes insolvent or is unable to pay its debts within the meaning of section 95A(2) or section 459C(2) of the Corporations Law of Western Australia; or

          (v) the Lessee or the Guarantor becomes an insolvent under administration as defined in section 4 of the Corporations Law of Western Australia;

     "Fair Market Rent" means the fair market rent for the Premises as determined in accordance with clause 18.7 by the Appointed Valuer;

     "Further Term" means each further term specified in Item 8 of the Particulars;

     "Guarantee and Indemnity" means the guarantee and indemnity in clause 24;

     "Insured Risk" means fire, explosion, earthquake, aircraft, riot, civil commotion, flood, lightning, storm, tempest, act of God, fusion, smoke, rainwater, water leakage, impact by vehicles, machinery breakdown and malicious acts or omissions and any other event which is insured against under this Lease including all other risks which the lessor considers to be necesary or expedient but an event is not an Insured Risk to the extent that the insured Lessor must bear any loss, damage or expense caused or contributed to by the event under an "excess" provision in the insurance policy;

     "Interest" means interest calculated at the rate specified in Item 13 of the Particulars on daily balances of overdue Money from the due date for payment of the Money for so long as the Money remains unpaid;

     "Land" means the land described in Item 5 of the Particulars;

     "Lease" means this lease as supplemented or varied from time to time;

     "Legal Practitioners Act" means the Legal Practitioners Act 1893;

     "Lessee's Business" means the business of the Lessee carried on at the Premises;

     "Lessee's Covenants" means the covenants, agreements and duties contained or implied in this Lease or imposed by law to be observed and performed by any person other than the Lessor;

     "Lessee's Property" means any plant or equipment, fixtures, fittings, furniture or furnishings or other property not owned by the Lessor or any predecessor in title to the Lessor and which the Lessee or a Licensee brings onto or fixes to the Premises with the consent of the Lessor;

     "Lessee's Rights" means the right to use:

     (a)  the Lessor's Property;

     (b)  the Services supplied to the Premises; and


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     (c)  if this Lease is in respect of part of the Land only, the Common Area
          (if any) in common with the Lessor and any other person authorised by the Lessor; and

     all rights in favour of the Lessee contained or implied in this Lease;

     "Lessee's Share" means that share which bears the same proportion to the whole as the area of the Premises bears to the total lettable area of the Building;

     "Lessor's Property" means all plant and equipment, fixtures, fittings, furniture and furnishings in or fixed to the Premises that are not Lessee's Property including:

     (a)  the Air Conditioning Plant;

     (b)  glass and plate glass;

     (c)  floor and window coverings;

     (d)  partitioning;

     (e)  light fittings;

     (f)  lavatories;

     (g)  sinks;

     (h)  drains;

     (i)  sewerage and plumbing facilities; and

     (j)  gas and electrical installations and facilities:

     "Lessor's Rights" means:

     (a) the right to install in the Premises and use cables, pipes and wires for the supply of a Service for the Premises or any adjoining property; and

     (b) all rights in favour of the Lessor contained or implied in this Lease or granted by law;

     "Licensee" means:

     (a)  an agent, employee, licensee, or invitee of the Lessee; and

     (b) any person visiting the Premises with the express or implied consent of any person mentioned in paragraph (a);

     "Managing Agent" means any person or firm appointed by the Lessor from time to time to manage the building.

     "Metropolitan Region" means the region described in the Metropolitan Region Town Planning Scheme Act 1959;

     "Money" means the Rent and any other money payable by the Lessee under this Lease including without limitation money payable during any period of holding over or while the Lessee occupies or is entitled to occupy the Premises under any other legal or equitable right or tenancy or as a trespasser and includes any part of it;

     "Operative Part" means the operative part in this Lease mentioned above;

     "Particulars" means the particulars in this Lease mentioned below;

     "Permitted Use" means the use specified in Item 16 of the Particulars;

     "Premises" means the Premises described in Item 4 of the Particulars;

     "Previous CPI" means in respect of a Rent Review Date, the CPI number last published before the later of the Date of Commencement and the last preceding Rent Review Date or if the Lessor appoints an actuary to select or determine an index under clause 18.10 the number certified by the actuary;

     "Rates and Taxes" means:

     (a) (i) council rates and charges including, but not limited to, rubbish removal rates and charges; and

          (ii) water, drainage and sewerage rates including, but not limited to, meter rents, charges for the disposal of stormwater, and water charges;


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               levied, charged, assessed or imposed in respect of any part of the Premises or the ownership or occupation of any part of the Premises;

     (b)  State Land Tax; and

     (c) where the Land is situate in the Metropolitan Region, Metropolitan Region Improvement Tax assessed on the Lessor in respect of the Land;

     "Real Estate and Business Agents Act" means the Real Estate and Business Agents Act 1978;

     "Rent" means the rent specified in Item 9 of the Particulars as varied from time to time under this Lease;

     "Rent Review Date" means each date mentioned in Item 10 of the Particulars;

     "Reviewed Rent" means the Rent on review as determined in accordance with clause 18.6;

     "Service" means a service running through or serving the Premises including air conditioning, power, water, gas, telecommunications, fire equipment, sewerage and public address;

     "State Land Tax" means land tax assessed on the Lessor in respect of the Land and calculated on the basis that the Land is the only land of which the Lessor is the owner within the meaning of the Land Tax Assessment Act 1976;

     "Terms and Conditions" means these Terms and Conditions;

     "Term" means the term specified in Item 6 of the Particulars and any Further Term;

     "Termination" means expiry of the Term by effluxion of time or sooner determination of the Term;

     "Valuer" means a valuer who is a full member of not less than five (5) years standing of the Australian Institute of Valuers and Land Economists Incorporated (WA Division) and who has been actively engaged in Western Australia for not less than five (5) years at the time of his appointment under clause 18.7(a) in valuing commercial and industrial premises.

2.   INTERPRETATION

     2.1  Headings

          Except in the Particulars, headings are inserted for ease of reference only and do not affect the interpretation of this Lease.

     2.2  Last day not a Business Day

          When the day on or by which any act, matter or thing is to be done is not a Business Day in the place where that act is to be done, the act, matter or thing may be done on the next following Business Day in that place.

     2.3  Joint and several covenants

          If a party is two or more persons, the covenants and agreements on their part bind them jointly and each of them severally.

     2.4  Extended References

          Unless stated otherwise, a reference to:

          (a) a party includes the executors, administrators, personal representatives, successors, and assigns, of that party or if a party is two or more persons, those of each of them; and

          (b)  a person includes a body corporate and vice versa.

     2.5  Reference to Statutes

          A reference to an Act of Parliament includes a reference to each regulation, ordinance or by-law made under that Act and all statutes, regulations, ordinances and by-laws amending, consolidating or replacing any of them.

     2.6  Number and gender

          Words in the singular number include the plural and vice versa and words of one gender include each other gender.

     2.7  Professional Body

          A reference to a professional body includes a successor to or substitute for that body.


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     2.8  Lessee's Covenants

          Unless stated otherwise, a covenant by the Lessee not to do or omit to do any act or thing requires the Lessee to ensure compliance with the covenant by any Licensee.

3.   RENT AND OTHER OUTGOINGS

     3.1  Rent

          (a) The Lessee shall pay to the Lessor the Rent by equal monthly instalments in advance on the Date of Commencement and then on the first day of each month during the Term to the Address except that the first and last payments shall be apportioned on a daily basis if they are in respect of less than a month.

          (b)  The Rent shall be paid clear of all deductions.

     3.2  Rates and Taxes

          The Lessee shall pay:

          (a)  to the Lessor; or

          (b) if the Lessor requests the Lessee to pay an Authority, then to that Authority,

               the Rates and Taxes within ten (10) days of service by the Lessor on the Lessee of each account issued by an authority for the Rates and Taxes but if the Premises comprise part of the Land and any of the Rates and Taxes are not separately assessed for the Premises the amount payable by the Lessee is the Lessee's Share of these Rates and Taxes.

     3.3  Outgoings separately assessed

          The Lessee shall pay to the relevant Authority all outgoings separately assessed in respect of the Premises including, but not limited to electricity, gas and other power and light charges and expenses including charges and assessments for use, installation charges and rents within ten (10) Business Days of receipt by the Lessee of each account issued by an Authority for the outgoings.

     3.4  Managing Agent's Fees

          The Lessee shall pay:

          (a)  to the Lessor; or

          (b) if the Lessor requests the Lessee to pay the Managing Agent, then to the Managing Agent, the fees of the Managing Agent not exceeding the scale prescribed under the Real Estate and Business Agents Act within five (5) Business Days of service by the Lessor on the Lessee of the Managing Agent's statement of account but if the Premises comprise part of the Land and the Managing Agent's fees are not separately charged for the Premises, the amount payable by the Lessee is the Lessee's Share of the Managing Agent's fees.

     3.5  Services

          The Lessee shall pay to the Lessor on demand the costs and expenses reasonably and property incurred by the Lessor in providing the Services but if the Premises comprise part of the Land the amount payable by the Lessee is the Lessee's Share of those costs and expenses.

     3.6  Common Area

          If there is a Common Area the Lessee shall pay to the Lessor on demand the Lessee's Share of the costs and expenses reasonably and properly incurred by the Lessor in cleaning, lighting and maintaining the Common Area.

4.   MAINTENANCE, REDECORATION AND CLEANING

     4.1  Maintain and Repair

          Subject to clause 4.2, the Lessee shall:

          (a) maintain, replace, repair and renovate the Premises and the Lessor's Property so that the Premises and the Lessor's Property are at all times kept in good condition;

          (b) maintain that part of any drains, pipes and other conduits originating in or connected to the Premises in a clean, clear and free flowing condition;


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          (c)  regularly clean and maintain any grease traps serving the
               Premises, whether or not within the Premises; and

          (d) promptly clean all blockages in the drains, pipes, other conduits and grease traps.

     4.2  Exceptions

          The Lessee need not maintain, replace, repair or renovate in respect of:

          (a)  fair wear and tear;

          (b) damage caused by an Insured Risk unless the insurance moneys are rendered irrecoverable by an act or omission of the Lessee or a Licensee; or

          (c) structural damage or defects not caused by a negligent or unlawful act or omission of the Lessee or a Licensee;

     4.3  Manner of Lessee's work

          The Lessee shall carry out all the Lessee's obligations under clause
          4.1 in a proper and workmanlike manner and with materials of the same or similar quality to those used at the Date of Commencement.

     4.4  Air Conditioning Plant

          If the Premises comprise the whole of the Land the Lessee shall effect and keep in force a contract with a reputable air conditioning service company for the regular repair and maintenance of the Air Conditioning Plant.

     4.5  Electric Globes

          The Lessee shall replace all electric globes and fluorescent tubes in the Premises which fail for any reason.

     4.6  Paint and decorate

          The Lessee shall paint and redecorate the Premises with materials and to standards reasonably approved by the Lessor at the intervals specified in Item 14 of the Particulars.

     4.7  Clean

          The Lessee shall:

          (a)  keep the Premises clean and free from rubbish;

          (b) store all rubbish in a hygienic manner in a receptacle designed for that type of rubbish; and

          (c) remove on a regular basis any rubbish of a kind not removed by the local authority.

     4.8  Lessee's Property

          The Lessee shall maintain the Lessee's Property in clean and good condition.

5.   ALTERATIONS

     The Lessee shall not make any alteration or addition to or demolish any part of the Premises without the prior written consent of the Lessor which consent may not be withheld unreasonably having regard to the Permitted USE.

6.   TRADING HOURS

     The Lessee shall keep the Premises open for business during the usual business hours generally applicable to a business comparable to the Lessee's Business.

7.   USE OF THE PREMISES

     7.1  General

          The Lessee shall not use any part of the Premises for any purpose other than the Permitted Use.


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     7.2  Acknowledgment

          The Lessee acknowledges that:

          (a) it has not relied on any warranty or representation from the Lessor as to how the Premises may be used; and

          (b) it is aware of all prohibitions or restrictions on the use of the Premises.

     7.3  Chemicals and inflammable substances

          The Lessee shall not, except for reasonable quantities for normal applications in connection with the use of the Premises permitted by the Lessor, use or store any chemical or inflammable substance within the Building.

     7.4  Compliance

          Subject to clause 7.5 the Lessee shall comply on time with all lawful requirements and orders of an Authority and all Acts applying to the Premises and the use and occupation of the Premises and shall obtain, renew on time and comply with any consent, licence or authority necessary for the Lessee to carry on the Lessee's Business at the Premises.

     7.5  Structural Works

          Despite clause 7.4 the Lessee need not carry out work of a structural nature in complying with the requirements and orders of an Authority or an Act except works made necessary by the nature of the Lessee's Business or the Lessee's use or occupation of the Premises or to repair structural damage caused by the negligent or unlawful act or omission of the Lessee or a Licensee.

8.   LESSEE'S INSURANCE OBLIGATIONS

     8.1  Maintain insurance

          The Lessee shall unless otherwise agreed effect and maintain with an insurance office approved by the Lessor in respect of the Premises:

          (a) in the names of the Lessor and the Lessee and any mortgagee of the Land for their respective rights and interests:

               (i) public risk insurance to a sum insured of at least the amount set out in Item 15 of the Particulars; and

               (ii) plate glass insurance to a sum insured of at least the full insurable value of the plate glass comprised in the Premises;

          (b) insurance of the Lessee's Property to the full insurable value against theft, fire, explosion, earthquake, aircraft, riot, civil commotion, flood, lightning, storm, tempest, act of God, fusion, smoke, rainwater, water leakage, impact by vehicles, machinery breakdown and malicious acts or omissions; and

          (c) employers' indemnity insurance including workers' compensation insurance for the Lessee's employees.

     8.2  Premiums

          Unless otherwise agreed the Lessee shall pay all premiums and other costs of effecting policies of insurance under:

          (a)  clause 8.1; and

          (b) clause 12.2, but if the Premises comprise part of the Land and a policy is taken out in respect of the whole of the Building the Lessee is only liable for the Lessee's Share of the premium.

     8.3  Copy of policy and certificate of currency

          If the Lessee is required to effect and maintain insurance under clause 8 the Lessee shall if required by the Lessor provide a copy of the policy and a certificate of currency to the Lessor.


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     8.4  Increased rate of premium

          The Lessee shall:

          (a) not without the Lessor's consent bring to or keep anything or do or omit to do any act on the Premises which might increase the rate of premium or render any insurance in respect of the Premises void or voidable; and

          (b) if the Lessee brings or keeps any thing on the Premises or does or omits to do any act on the Premises, which increases the rate of premium pay the increased premium.

9.   LESSEE'S INDEMNITIES

     9.1  General indemnity

          Subject to clause 9.2 the Lessee indemnifies the Lessor against any loss, liability, costs or expenses incurred or suffered by the Lessor or any employee, officer or agent of the Lessor arising from or in connection with:

          (a) any damage to the Premises or any loss of or damage to anything in it or near it; or

          (b)  any injury to any person in or near the Premises,

          to the extent caused or contributed to by the act or omission of the Lessee or a Licensee.

     9.2  Limit of Lessee's liability to indemnify

          The Lessee is not liable to indemnify the Lessor under clause 9.1 if and to the extent that payment of insurance money under the Lessor's insurance policies in respect of that damage, loss or expense is:

          (a)  received by the Lessor; or

          (b)  refused or reduced by reason of an act or omission of the Lessor.

     9.3  Costs and expenses

          The Lessee shall pay to the Lessor on a full indemnity basis the reasonable legal costs and expenses, not exceeding the scale prescribed under the Legal Practitioners Act, payable by the Lessor of and incidental to the instructions for and the preparation, completion and stamping of:

          (a)  this Lease; and

          (b)  any other document required by this Lease.

     9.4  Lessee to indemnify for breach

          The Lessee indemnifies the Lessor against any liability or loss arising from, and any costs, charges and expenses incurred in connection with, an Event of Default including without limitation reasonable legal costs and expenses on a full indemnity basis, not exceeding the scale prescribed under the Legal Practitioners Act, payable by the Lessor, including legal costs and expenses for the preparation and service of a notice under section 81 of the Property Law Act requiring the Lessee to remedy a breach of the Lessee's Covenants even if forfeiture for breach is avoided otherwise than by relief granted by the Court.

     9.5  Lessee to indemnify as result of early termination

          If an Event of Default occurs and as a consequence this Lease is terminated, the Lessee indemnifies the Lessor against any liability or loss arising from, and any costs, charges and expenses incurred:

          (a)  in connection with the Lessor re-entering the Premises;

          (b) because the Lessor will not receive the benefit of the Lessee performing the Lessee's Covenants from the date of termination until expiry of the Term; and

          (c) in connection with anything else relating to that termination, including without limitation, in the Lessor attempting to mitigate its loss,

          whether before or after termination of this Lease, including in each case, without limitation, reasonable legal costs and expenses on a full indemnity basis, not exceeding the scale prescribed under the Legal Practitioners Act, payable by the Lessor.


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     9.6  Calculation of the benefit of Lessee not performing Lessee's Covenants

          The benefit of the Lessee not performing the Lessee's Covenants is to be calculated on the assumption that this Lease continues in force until the expiration of the Term (excluding any Further Term) and taking into account the provisions of this Lease relating to the Money.

     9.7  Lessee's indemnities not affected

           The indemnities under clauses 9.5 and 9.6 are not affected by:

     (a) the Lessor re-entering the Premises or otherwise terminating this Lease;

     (b)  the Lessor accepting the Lessee's repudiation;

     (c)  the Lessee abandoning or vacating the Premises; or

     (d) the conduct of either party constituting a surrender by operation of law.

     9.8  Indemnities

          In relation to or pursuant to each of the indemnities in this Lease:

          (a) each indemnity is a continuing obligation, separate and independent from the other obligations of the Lessee and survives expiry or termination of this Lease;

          (b) it is not necessary for the Lessor to incur expense or make payment before enforcing a right of indemnity; and

          (c) the Lessee shall pay to the Lessor an amount equal to any loss, liability, costs or expenses suffered or incurred by any employee, officer or agent of the Lessor.

10.  LESSEE'S OBLIGATION TO GIVE VACANT POSSESSION

     10.1 Vacate on Termination

          On Termination or termination of any period of holding over under this Lease the Lessee shall:

          (a)  vacate the Premises;

          (b) leave the Premises in a condition complying with the Lessee's Covenants; and

          (c)  surrender all keys for the Premises to the Lessor.

     10.2 Removal of Lessee's Property

          The Lessee shall remove the Lessee's Property from the Premises when the Premises are vacated under clause 10.1 and promptly make good in a proper and workmanlike manner any damage caused by that removal.

     10.3 Reinstatement

          If the Lessee makes any alterations or additions to the Premises (whether or not the Lessor has approved them) the Lessee shall reinstate the Premises before Termination or termination of any period of holding over under this Lease.

11.  LESSEE'S GENERAL OBLIGATIONS

     11.1 Positive obligations

          The Lessee shall:

          (a)  carry on the Lessee's Business in a proper and efficient manner;

          (b)  observe the maximum floor loading weights for the Premises;


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          (c)  if the Lessee has lodged a caveat not prohibited by clause
               11.2(k):

               (i) consent to any dealing relating to the Land and provide any documents that are necessary to permit registration of that dealing immediately after the Lessee has been given the documents or assurances that it reasonably requires to protect its rights under this Lease and the Lessor may require that the documents or assurances be prepared by the Lessor's solicitors provided that the Lessor pays the Lessor's solicitors' costs; and

               (ii) withdraw the caveat on the expiry of the Term or upon an assignment of this Lease; and

          (d)  if there is any Common Area observe the Common Area Rules.

     11.2 Negative obligations

          The Lessee may not, without the Lessor's approval:

          (a) do anything in or about the Premises or the Building which is illegal, noxious, offensive or audibly or visually a nuisance to the Lessor or the owner or occupier of an adjoining property;

          (b) carry out works which interfere with the Services (unless the Lessor has approved the contractor and the plans and specifications of the proposed work), or otherwise interfere with the Services;

          (c)  obstruct access to or overload the Services;

          (d) use any method of heating, cooling or lighting the Premises other than those provided by the Lessor;

          (e) use any facilities in or about the Premises or the Building including any lavatory, sink, drain or other sewerage or plumbing facility and any gas or electrical fitting or appliance for any purpose other than that for which it was designed;

          (f) construct or place any sign or advertisement whether fixed or free standing on any part of the Premises unless of appropriate design or size for the Premises and the surrounding area and complying with the requirements of the local authority;

          (g) hold auction, bankrupt, fire or closing down sales in the Premises;

          (h)  use the Premises as a residence;

          (i)  keep any live animal or bird on the Premises;

          (j) grant concessions, licences or otherwise give permission to any person to carry on the Lessee's Business in the Premises;

          (k) lodge or permit to exist a caveat on the title of the Land except a caveat noting the Lessee's "subject to claim" interest under this Lease and any option to renew the Term;

          (l) make holes in or otherwise interfere with the walls in the Premises except so far as is reasonably necessary to fix or place signs, advertisements, blinds, awnings or shop fittings approved by the Lessor which approval shall not be unreasonably withheld;

          (m) burn any rubbish on the Premises except in an incinerator and in a place approved by the Lessor and the local authority for that purpose; or

          (n)  if there is any Common Area, obstruct the Common Area.

12.  LESSOR'S OBLIGATIONS

     12.1 Quiet enjoyment

          Subject to the Lessor's Rights, the Lessee may quietly hold the Premises and enjoy the Lessee's Rights during the Term without any interruption or disturbance from the Lessor or any person lawfully claiming through or under the Lessor, if the Lessee observes and performs the Lessee's Covenants.

     12.2 Lessor's insurance obligations

          The Lessor shall unless otherwise agreed effect and maintain in the names of the Lessor and the Lessee and any mortgagee of the Land and the other lessees of the Building (if any) for their respective rights and interests insurance of the Premises and the Building against:

          (a) the insured Risks for the full reinstatement costs of the building;


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          (b)  loss of rent for a period of not more than 12 months and outgoings including Rates and Taxes;

          (c)  demolition and removal of debris;

          (d)  architects' and other consultants' fees and;

          (e) claims under workers' compensation and statutory liability by employees of the Lessor working in or about the Premises.

          If the Lessor is required to maintain and effect insurance under clause 12.2 the Lessor shall if required by the Lessee provide a copy of the policy and a certificate of currency to the Lessee.

     12.3 Structural works

          The Lessor shall perform in a proper and workmanlike manner any structural works to the Building which are required to keep the Premises maintained in good condition or to comply with the requirements of an Authority unless the Lessee is required to perform the structural works under this Lease.

     12.4 Common Area and Supply of Services

          Subject to the Lessor's Rights, the Lessor shall take reasonable steps to clean, light and maintain the Common Area (if any) and to ensure that the Services are properly supplied to the Premises.

     12.5 No right of Termination by Lessee

          Despite clauses 12.2, 12.3 and 12.4, the Lessee may not terminate this Lease or cease or reduce payments under this Lease arising from a breach of clause 12.2, 12.3 or 12.4.

     12.6 Limitation of Lessor's obligations

          The Lessor's obligations under this Lease bind only the person holding the reversionary estate in the Land immediately expectant on the expiry of the Term and only render the Lessor liable in damages when the act, omission or default giving rise to damages occurs while the Lessor is the registered proprietor of the Land.

     12.7 Limitation of Lessor's liability

          If the Lessor holds the Land as the trustee of a trust, then the Lessor's obligations under this Lease only bind the Lessor while the Land is an asset of that trust and the liability of the Lessor is limited to the net value of the assets held by the Lessor as trustee of that trust.

13.  LESSOR'S RIGHTS

     13.1 Right to enter

          The Lessor or a person authorised by the Lessor may enter the Premises at all times and without notice if there is an emergency, but otherwise at all reasonable times after giving the Lessee at least seven (7) days notice of entry for any one of the following purposes:

          (a) view the state of repair of the Premises and to ensure compliance with the Lessee's Covenants;

          (b)  maintain or repair the Premises;

          (c)  maintain, repair or alter the Services;

          (d) comply with any requirement or notice of an Authority in relation to the Premises for which the Lessee is not responsible under this Lease; or

          (e)  remove harmful substances.

     13.2 Inspection by prospective lessees or purchasers

          The Lessor or a person authorised by the Lessor may, after giving the Lessee reasonable notice of entry or display:

          (a) enter the Premises when open for trading to allow prospective purchasers or tenants of the Premises to inspect the Premises; and

          (b) display, during the last three (3) months of the Term, in the Premises a "For Lease" sign.


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     13.3 Avoid inconvenience

          If the Lessor exercises the Lessor's power of entry under clause 13.1 or 13.2 the Lessor shall do all that is reasonable in the circumstances to avoid causing undue inconvenience to the Lessee.

     13.4 Easements or other rights

          The Lessor may grant easements or other rights over the Premises to a person on any terms and for any purpose unless the Lessee establishes that the use of the easement or exercise of the right would substantially derogate from the enjoyment of the Lessee's Rights by the Lessee.

     13.5 Lessor may rectify

          The Lessor may do anything which should have been done by the Lessee under this Lease but which has not been done or which has not been done properly and for that purpose, the Lessor and its architects, contractors, employees and agents may enter the Premises and remain there for as long as is necessary.

     13.6 Lessor may create security interest

          The Lessor may at any time create or allow to exist any mortgage, charge, lien, trust or power, as or in effect as security for the payment of a monetary obligation or compliance with any other obligation over the Land or assign or otherwise dispose of or deal with the Land or its rights under this Lease as the Lessor sees fit.

     13.7 Common Area

          If there is a Common Area, the Lessor may close the Common Area or any part of it, to maintain, repair or alter the Common Area but the Lessor shall give the Lessee at least seven (7) days prior notice and shall do all that is reasonable in the circumstances to avoid causing undue inconvenience to the Lessee.

14.  DEFAULT BY LESSEE

     14.1 Essential terms

          The following Lessee's Covenants are essential terms of this Lease:

          (a)  the obligations to pay Rent and Rates and Taxes under clause 3;

          (b) the obligations to maintain, repair and redecorate under clause 4; and

          (c)  the obligations under clauses 5, 7.1, 8, 9.1, 11.2(a) and 23,

          but this does not mean or imply that there are no other essential terms in this Lease.

     14.2 Lessor's right to terminate

          If an Event of Default occurs the Lessor may terminate this Lease by:

          (a)  re-entering the Premises without notice; or

          (b)  notice to the Lessee,

          except that if section 81(1) of the Property Law Act 1969 applies, the Lessor's right to terminate only arises after the Lessor has given a notice which complies with that section and the Lessee has failed to comply with that notice.

     14.3 Interest on overdue money

          Interest is payable on overdue Money and the Lessee must pay Interest to the Lessor on demand.

     14.4 Tender after Termination

          Money tendered by the Lessee after the Termination of this Lease and accepted by the Lessor may be applied in the manner the Lessor decides. The acceptance of Rent or other Money by the Lessor is not a waiver of a preceding breach or an acceptance of the repudiation of this Lease by the Lessee. An attempt by the Lessor to mitigate its loss is not a surrender by operation of law or a waiver of the Lessee's breach or an acceptance of the Lessee's repudiation of this Lease.


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15.  HOLDING OVER

     If the Lessee with the consent of the Lessor continues in possession of the Premises after Termination the Lessee is a monthly tenant of the Premises and the Tenancy:

     (a) may be terminated by either party giving to the other at least one (1) month's notice expiring on any day;

     (b) is to be at the monthly rent which is equal to 1/12th of the Rent for the period immediately preceding Termination increased by five percent (5%); and

     is otherwise on the same terms and conditions as this Lease except any option to require the Lessor to grant a new lease of the Premises.

16.  SUPPLIES OF SERVICES

     16.1 Indirect Supplies

          If the Lessor supplies a Service to the Lessee and the Lessee fails to pay any moneys payable to the Lessor for a Service within fourteen
          (14) days of demand being made:

          (a) the Lessor may terminate the supply of that Service until all moneys payable have been paid with all Interest payable; and

          (b) the Lessor is not liable to the Lessee for any loss or damage caused or contributed to by the termination.

     16.2 Direct Supplies

          If any Service is not provided by the Lessor, the Lessee shall make the Lessee's own arrangements direct with the relevant supply authority.

17.  NAME OF BUILDING

     17.1 If the Premises comprise the whole of the Land the Lessee may during the Term affix a sign of the Lessee's choice on the outside of the Building provided that the Lessee first obtains any necessary consent of an Authority.

     17.2 On Termination, clause 10.2 applies to the sign.

18.  RENT REVIEW

     18.1 Rent Review

          On each Rent Review Date, the Rent is to be agreed between the Lessor and the Lessee and failing agreement, to be reviewed in the manner set out in this clause 18. Under no circumstances shall the rent at anytime be calculated or set for an amount less than the Rent applicable for the period prior to the Rent Review date in question.

     18.2 Lessor's proposed new Rent

          Not earlier than three (3) months before each Rent Review Date the Lessor may give to the Lessee a notice proposing the new Rent that is to apply from and including the relevant Rent Review Date.

          Failure to give a notice under this clause 18.2 before a Rent Review Date does not prevent the Lessor from giving the notice after the Rent Review Date.

     18.3 Lessee disputing Lessor's proposed new Rent

          If the Lessee does not agree to the proposed new Rent, the Lessee shall, within ten (10) Business Days after the date of service of the Lessor's notice of which time is of the essence, give to the Lessor written notice disputing the proposed new Rent.

     18.4 Deemed acceptance of proposed new Rent

          If the Lessee does not give the dispute notice the Lessee is taken to agree to the Lessor's proposed new Rent.

     18.5 Application of proposed new Rent

          If the Lessee agrees to or is taken to agree to the Lessor's proposed new Rent, then that proposed new Rent applies from and including the relevant Rent Review Date.


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     18.6 Determination of Rent

          If the Lessee gives a dispute notice to the Lessor as specified in clause 18.3, then the Rent applicable from and including the relevant Rent Review Date is to be the Rent determined in accordance with Item 11 of the Particulars.

     18.7 Fair Market Rent

          The Fair Market Rent of the Premises is to be determined by a Valuer appointed by the President for the time being of the Australian Institute of Valuers and Land Economists Incorporated (WA Division) at the request of either the Lessor or the Lessee:

          (a)  having regard to the terms of this Lease;

          (b) assuming the Lessee and the Lessor have complied with all the terms of this Lease;

          (c) assuming the Lessor is a willing but not anxious landlord and the Lessee is a willing but not anxious tenant and that the Lessee is being offered the Premises with vacant possession;

          (d) having regard to the current rental value of premises similar to the Premises; and

          (e)  taking no account of:

               (i) the value of any personal goodwill attributable to the Lessee's Business and the value of the Lessee's Property;

               (ii) any temporary disturbance resulting from maintenance of any part of the Premises or the Lessor's plant and equipment at any time carried out by the Lessor;

               (iii) any value attaching to any licence or permit in respect of the Lessee's Business;

               (iv) the value of permanent structural improvements erected or installed at the Lessee's expense and which the Lessee may not remove at termination; and

          (f)  having regard to all other relevant valuation principles.

     18.8 Valuer as expert

          In determining the Fair Market Rent, the Appointed Valuer is to act as an expert and not an arbitrator and the Appointed Valuer's determination is conclusive and binding on the Lessor and the Lessee.

     18.9 Valuer's costs

          The Lessor and the Lessee shall pay the Appointed Valuer's costs in equal shares.

     18.10 CPI Rent

          (a) The CPI Rent on a Rent Review Date is determined in accordance with the following formula:

                    CPI Rent = R x C
                                   P

                    Where      R = the Rent payable immediately prior to the
                                   relevant Rent Review Date

                               C = the Current CPI

                               P = the Previous CPI.

          (b) If on a Rent Review Date the CPI number has not been published, or in the Lessor's opinion the CPI has materially changed since the later of the Date of Commencement or the last preceding Rent Review Date, the Lessor may appoint an actuary from the Fellows of the Institute of Actuaries of Australia to select or determine an index which accurately reflects changes in the prevailing levels of prices in the category dealt with by the CPI (before any material change) between the later of the Date of Commencement or the last preceding Rent Review Date and the relevant Rent Review Date and the actuary shall use that index to certify the Current CPI and the Previous CPI.

          (c) The actuary's certificate issued under clause 18.10(b) is final and binding on the Lessor and the Lessee.


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          (d)  The Lessor and the Lessee shall pay the actuary's costs and expenses in equal shares.

     18.11 Payment of Rent before determination

          Until the Reviewed Rent for the Premises is determined, the Lessee shall pay the Lessor's proposed new Rent. The Reviewed Rent applies from and including the relevant Rent Review Date and any adjustment as between the Lessor and the Lessee with respect to the Reviewed Rent shall be made on the first day of the month following agreement or determination of the Reviewed Rent.

19.  OPTION

     If:

     (a) the Lessee at least three (3) months but not earlier than six {6) months prior to the expiry of the Term gives the Lessor notice to renew the Term for a Further Term; and

     (b) no Event of Default has occurred which has not been remedied or waived; and

     (c) the Guarantor executes a guarantee and indemnity in the same terms as the Guarantee and Indemnity in respect of the Further Term,

     the Lessor shall at the Lessee's cost grant the Lessee a lease of the Premises for the next consecutive Further Term at the Rent and on the terms and conditions of this Lease other than this right of renewal unless there is more than one Further Term in which case the number of Further Terms is reduced by one.

20.  DESTRUCTION OR DAMAGE TO BUILDING OR PREMISES

     20.1 Procedure following destruction or damage

          If the Building is damaged or destroyed so that the Premises are rendered substantially unfit for occupation and use or the Lessee's Rights are substantially interfered with then the Lessor shall give a notice to the Lessee within three (3) weeks after the damage which either:

          (a) terminates this Lease on a date that is not less than one (1) month after the date of service of the notice but not more than three (3) months after the damage occurred; or

          (b) informs the Lessee of the Lessor's intention to rebuild the Building or that part damaged and how long it is estimated to take.

     20.2 Lessee's right to terminate Lease

          The Lessee may terminate this Lease by notice to the Lessor if:

          (a) the Lessor notifies the Lessee under clause 20.1 (b) that the estimated time to rebuild the Building exceeds three (3) months from the date of the damage;

          (b) the Lessor gives a notice under clause 20.1(b) and does not restore or reinstate the Building or make the Premises fit for use by the Lessee within the estimated time and continues to fail to restore or reinstate the Premises or the Building so as to make the Premises fit for use within one (1) month after the Lessee gives to the Lessor a notice of intention to terminate this Lease;

          (c)  the Lessor does not comply with clause 20.1;or

          (d) the Premises remain unfit for occupation and use for a period of at least three (3) months.

     20.3 No liability as a result of termination

          No liability attaches to the Lessor or the Lessee as a result of the termination of this Lease under clause 20.

     20.4 Abatement of Rent

          If:

          (a) the Building is damaged or destroyed so that the Premises are rendered substantially unfit for occupation and use or the Lessee's Rights are substantially interfered with; and

          (b) payment of insurance money in respect of the damage or destruction is not at any time refused or withheld in whole or in part as a result of any act or omission of the Lessee,

          the Rent or a fair and just proportion according to the nature and extent of the damage sustained will from the date of damage or destruction until the Premises are reinstated or restored abate and cease to be payable.

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21.  ACT BY AGENTS

     All acts and things which the Lessor is required or empowered to do under this Lease may be done by the Lessor or the solicitor, agent, contractor or employee of the Lessor.

22.  LESSEE LIABLE FOR LICENSEES

     The Lessee is liable for all acts or omissions of Licensees.

23.  ASSIGNMENT, SUBLETTING AND CHARGING

     23.1 Prohibition

          The Lessee may not grant to any person any interest in the Premises or in this Lease including without limitation, an assignment, a sublease or any other right to possess, use or occupy the Premises, or a charge, without the Lessor's consent.

     23.2 Lessee's obligations

          If the Lessee wishes to assign or sublet any interest in the Premises or in this Lease, then the Lessee shall apply to the Lessor for its consent, at least twenty eight (28) days before the proposed date of change in possession of the Premises.

     23.3 Conditions of Lessor's consent to assignment

          The Lessor shall consent to a proposed assignment if:

          (a)  the Lessee complies with clause 23.2;

          (b) the Lessor is satisfied that the proposed assignee is a respectable and responsible person of good financial standing the onus of satisfying the Lessor in respect of those criteria being on the Lessee;

          (c) all Money then due has been paid and there is no existing unremedied breach of the Lessee's Covenants;

          (d) the Lessee procures the execution by the proposed assignee of a deed of assignment to which the Lessor is a party prepared and completed by the Lessor's solicitors at the cost of the Lessee in all respects;

          (e) the assignment contains a covenant by the assignee with the Lessor to pay all Money and to perform and observe the Lessee's Covenants;

          (f)  the Lessee has paid to the Lessor:

               (i) the Lessor's reasonable expenses incurred in making enquiries to satisfy itself concerning matters specified in clause 23.3{b); and

               (ii) the Lessor's costs and expenses in connection with the approval, preparation, negotiation, execution, stamping, registration and completion of the assignment and all relevant stamp duty;

          (g) any guarantee required under clause 23.11 is provided in accordance with that clause;

          (h) no Event of Default has occurred which has not been remedied or waived;

          (i) the Lessee has withdrawn any caveat lodged by the Lessee in respect of its interest in the Premises; and

          (j) all rent reviews due as at or within thirty (30) days after the date of the change in possession of the Premises have been completed.

     23.4 Conditions of Lessor's consent to subletting

          The Lessor shall consent to a proposed subletting if:

          (a)  the Lessee complies with clause 23.2;

          (b) the Lessor is satisfied that the proposed sublessee is a respectable and responsible person of good financial standing the onus of satisfying the Lessor in respect of those criteria being on the Lessee;

          (c) the Lessee procures the execution by the proposed sublessee of a sublease;


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          (d)  the sublease:

               (i)  is approved by the Lessor;

               (ii) is not inconsistent with this Lease; and

               (iii) contains:

                    (A) provision for the review of the rent reserved by the sublease on the basis and on the dates on which the Rent is to be reviewed under this Lease;

                    (B) a covenant prohibiting the sublessee from doing or allowing any act or thing in relation to the sublet premises inconsistent with this Lease;

                    (C) a condition for re-entry by the sublessor on breach of any covenant by the sublessee; and

                    (D) the same restrictions on assignment, subletting, charging or parting with possession of the sublet premises as this Lease contains;

          (e)  the Lessee has paid to the Lessor:

               (i) the Lessor's reasonable expenses incurred in making enquiries to satisfy itself concerning matters specified in clause 23.4(b) and

               (ii) the Lessor's costs and expenses in connection with the approval, preparation, negotiation, execution, stamping, registration and completion of the sublease and all relevant stamp duty;

          (f) any guarantee required under clause 23.11 is provided in accordance with that clause.

     23.5 No possession until consent

          The Lessee may not give possession of or allow the proposed assignee or sublessee to occupy the Premises until the Lessor notifies the Lessee of its consent to the proposed assignment or sublease and the deed of assignment or sublease has been executed by the proposed assignee or sublessee and returned to the Lessor.

     23.6 Consent to charge

          If the Lessor consents to a charge by the Lessee of this Lease or of any of the fixtures which are Lessee's Property, that consent will be in a form approved by the Lessor in its absolute discretion.

     23.7 Lessee remains liable

          The Lessee remains fully liable under this Lease during the Term (including any Further Term) if the Lessee grants an interest in the Premises or in this Lease, including without limitation, an assignment, a sublease or any other right to possess, use or occupy the Premises, to any person whether or not the Lessee has obtained the Lessor's consent.

     23.8 Payments

          The only person entitled to receive payments from the Lessor under this Lease is the person who is the Lessee at the time those payments are made. That person is entitled to receive those payments even if the person was not the Lessee during any part of the period to which those payments relate. Each person who assigns this Lease releases the Lessor from liability to pay that person any amount under this Lease.

     23.9 Change in shareholding

          If the Lessee is a corporation the shares in which are not quoted on any Stock Exchange in Australia, any change in control of the Lessee (or if the Lessee is a subsidiary, any change in control of its holding company) is taken to be an assignment of the Lessee's interest in this Lease. In this clause:

          (a) "change in control" means change in control of the composition of the board of directors or control of more than 50% of the shares with the right to vote in general meetings of the company; and

          (b) words used in this clause and defined in the Corporation Laws of Western Australia have the meanings given to them in that Law.

     23.10 Exclusion of the Property Law Act

          Sections 80 and 82 of the Property Law Act 1969 are excluded from this Lease.


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     23.11 Guarantees required

          In the case where the proposed assignee or sublessee is a corporation the shares in which are not quoted on any Stock Exchange in Australia, the Lessee shall obtain a guarantee from the principal director or majority shareholder for the benefit of the Lessor of:

          (a) in the case of an assignment, the observance and performance by the assignee or the Lessee's Covenants; and

          (b) in the case of a sublease, the observance and performance by the sublessee of the Lessee's Covenants except the covenant to pay the Money.

     23.12 Covenants are supplementary

          The covenants and agreements on the part of any assignee or sublessee are supplementary to the Lessee's Covenants and do not relieve the Lessee from the Lessee's Covenants.

24.  GUARANTEE AND INDEMNITY

     24.1 Guarantee

          The Guarantor guarantees unconditionally and irrevocably to the Lessor the due and punctual payment by the Lessee to the Lessor of all Money and the due observance and performance of the Lessee's Covenants.

     24.2 Indemnity

          As a separate undertaking, the Guarantor:

          (a) Indemnifies unconditionally and irrevocably the Lessor against all loss, liability, cost or expense (collectively "the Lessor's Loss") incurred or suffered by the Lessor arising from or in connection with any Event of Default or as a consequence of a disclaimer of this Lease by a liquidator or trustee of the Lessee; and

          (b) as principal debtor agrees to pay to the Lessor on demand a sum equal to the amount of the Lessor's Loss.

     24.3 Continuing guarantee and indemnity

          The guarantee and indemnity contained in this clause 24:

          (a) is a continuing guarantee and indemnity and not discharged by any intermediate payment or settlement of accounts; and

          (b) continues in full force and effect during the Term and while the Lessee occupies or is entitled to occupy the Premises under this Lease or any other form of tenancy or right of occupation or as a trespasser or other unauthorised occupier or holds an equitable interest in the Premises under an agreement for lease or as a periodical tenant or is holding over under this Lease, until the Guarantor is expressly released by the Lessor.

     24.4 Waiver of prior proceedings

          The Guarantor's obligations under this clause 24 are principal obligations and the Lessor is not required to commence proceedings or enforce its rights against the Lessee before claiming under this guarantee and indemnity.

     24.5 Liability and rights not affected

          The Guarantor's obligations under this clause 24 are not affected by anything which might otherwise affect them under the law relating to sureties, including but not limited to, one or more of the following:

          (a) the Lessor granting time or any other concession to or compromising with or releasing in any way the Lessee or a Co-surety;

          (b)  acquiescence, delay, acts or omissions on the part of the Lessor;

          (c) a variation of this Lease with or without the consent of the Guarantor;

          (d) the death, mental or physical disability, insolvency or dissolution of the Lessee or any Co-surety;


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          (e)  the entry by the Lessee into any arrangement, assignment or composition for the benefit of creditors, liquidation, scheme of arrangement, deed of company arrangement, reduction of capital, capital reconstruction, or the appointment of a receiver or receiver and manager of the Lessee whether by the court or under the powers contained in any instrument or the appointment of a voluntary administrator by the Lessee;

          (f) the fact that a Co-surety may never execute this Lease or that the execution of this Lease by any Co-surety is void or voidable;

          (g) the invalidity or unenforceability of an obligation or liability of the Lessee or a Co-surety under this Lease;

          (h) a disclaimer of this Lease by a liquidator or trustee of the Lessee or any other person; and

          (i) the Lessor releasing, disposing of or dealing in any other way with any security interest it may hold which is given by the Lessee or any Co-surety.

     24.6 Guarantor not to prove in competition

          The Guarantor shall not prove or claim in any bankruptcy, liquidation, composition, arrangement or assignment of or in relation to the Lessee in competition with the Lessor and the Guarantor holds in trust for the Lessor any proof or claim any dividend received by it until all Moneys have been paid.

     24.7 Reinstatement of guarantee

          If a claim that a payment to the Lessor in connection with this Lease is void or voidable under laws relating to insolvency or protection of creditors is upheld, conceded or compromised, the Lessor is immediately entitled as against the Guarantor to the rights to which it would have been entitled under this clause if all or part of the payment had not been made.

     24.8 Costs and expenses

          The Guarantor shall pay to the Lessor on demand the Lessor's costs and expenses, including legal costs and expenses relating to any action in connection with this guarantee and indemnity including its enforcement and money paid to the Lessor by the Guarantor is to be applied firstly against costs and expenses payable under this clause 24.8 and then against other obligations under this guarantee and indemnity.

     24.9 Assignment

          If the benefit of this Lease is transferred or assigned by the Lessor to any person, the benefit of this guarantee and indemnity extends to and is taken to be assigned to and enforceable by the Lessor's transferee or assignee.

25.  LESSEE'S TRUST

          If the Lessee enters into this Lease as trustee of a trust ("Trust"), the Lessee:

          (a) confirms that it enters into this Lease as trustee of the Trust both for its beneficiaries and for itself and in this Lease, each reference to the Lessee is a reference to it in each capacity; and

          (b)  warrants to the Lessor that:

               (i)  it is the only trustee of the Trust;

               (ii) no action has been taken or proposed to remove it as trustee of the Trust;

               (iii) it has power under the trust deed relating to the Trust to enter into and observe the Lessee's Covenants;

               (iv) it has a right to be fully indemnified out of the trust fund of the Trust in respect of its obligations to perform and observe the Lessee's Covenants;

               (v) the assets of the Trust are sufficient to satisfy the Lessor's right of indemnity in clause 9.1;

               (vi) it is not in default under the terms of the Trust; and

               (vii) the Lessor's Rights rank in priority to the interests of the beneficiaries of the Trust.


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26.  NOTICE

     All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Lease:

     (a)  shall be in writing:

          (i)  (if served or made in person or by post) addressed to:

               A.   the address of the recipient shown in this Lease;

               B. if the recipient is a corporation, its registered office or principal place of business; or

               C. any other address as the recipient may have notified the sender; or

          (ii) (if served or made by facsimile) addressed to the facsimile number specified in Item 17 of the Particulars or any number nominated by the recipient to the sender;

     (b)  may be signed:

          (i) if given by a natural person, by the sender or his or her solicitor; or

          (ii) if given by a corporation, by a director, secretary, manager or solicitor for the sender;

     (c)  is deemed duly given or made:

          (i) (if served or made in person or by post) when delivered to the recipient at an address specified in paragraph (a)(i); or

          (ii) (if served or made by facsimile) upon transmission being completed.

          but if delivery or receipt is later than 4.00p.m. (local time) on a day on which business is generally carried on in the place to which the communication is sent, it is deemed to have been duly given or made at the commencement of business on the next such day in that place.

27.  SPECIAL CLAUSES

     The Terms and Conditions include the special clauses in Item 18 of the Particulars (if any) and if there is any inconsistency between the special clauses and the other Terms and Conditions, the special clauses prevail to the extent of the inconsistency.

28.  PROPER LAW AND ARBITRATION

     28.1 Proper Law

     This Lease is governed by the Laws of Western Australia.

     28.2 Arbitration

          (a) Except as otherwise provided, any dispute arising out of this Lease is to be determined by a single arbitrator under the provisions of the Commercial Arbitration Act 1985 and the Lessor and Lessee may each be represented at their own cost and expense by a legal practitioner of their choice; and

          (b) the Lessee shall pay the Money without abatement or deduction until whichever is the earlier of:

               (i)  the date of the award of the arbitrator; or

               (ii) agreement between the parties,

               when the Lessor will refund to the Lessee any money paid by the Lessee not required to be paid within the terms of the award of the arbitrator or the agreement between the Lessor and the Lessee.

29.  STRATA TITLE PROVISIONS

     29.1 Strata Title provisions

          If at any time the Premises comprise a strata lot this Lease is taken to be amended as follows:

          (a)  Grant of Lease and Lessee's Rights

               (i) The grant of this Lease is subject to all easements rights reservations and powers mentioned in the


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                    Strata Titles Act so far as they are not excluded or
                    modified and to all easements shown on the strata plan.

               (ii) The Lessee and the Licensees have the right in common with the Lessor and the Registered Proprietors to use the common property on the strata plan subject to the by-laws of the strata company and all rules and regulations made by the strata company.

          (b)  Definitions:

               (i)  The following definitions are added:

                    "Strata Titles Act" means the Strata Titles Act 1985;

                    "Registered Proprietor" means the registered proprietor of a lot comprised in a strata plan; and words and expressions defined in the Strata Titles Act have the same meaning in this clause.

               (ii) The following definitions in clause 1 are modified:

                    "Building" to mean the building in which the Premises or part of the Premises are situated;

                    "Event of Default" to include the following:

                    "(f) if the strata company lawfully institutes legal
                         proceedings against the Lessor as the result of default on the part of the Lessee in the payment of any contribution levied by the strata company pursuant to
                         Section 38 of the Strata Titles Act or in carrying out any obligation imposed on the Lessor under Section 38 of the Strata Titles Act.".

          (c)  Strata company

               The Lessee shall pay to the Lessor all the contributions levied by the strata company.

          (d)  By-laws, rules and regulations

               The Lessee shall comply on time with all the strata company's by-laws and all rules and regulations made by the strata company under its by-laws and the Strata Titles Act.

          (e)  Air Conditioning Plant

               Clause 4.4 does not apply.

          (f)  Named Building

               Clause 17 does not apply.

          (g)  Destruction or damage to Building or Premises

               "20.1 Procedure following destruction or damage

                         If the Building is damaged or destroyed so that the Premises are rendered substantially unfit for occupation and use or the Lessee's Rights are substantially interfered with then the Lessor shall give a notice to the Lessee within three (3) weeks after the damage which either:

                         (a) terminates this Lease on a date that is not less than one (1) month after the date of service of the notice but not more than three (3) months after the damage occurred; or

                         (b) informs the Lessee of the strata company's intention to rebuild the Building or that part damaged and how long it is estimated to take.

               20.2 Lessee's right to terminate Lease

                         The Lessee may terminate this Lease by notice to the Lessor if:

                         (a) the Lessor notifies the Lessee under clause 20.1(b) that the estimated time to rebuild the Building exceeds three (3) months from the date of the damage;


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                         (b)  the Lessor gives a notice under clause 20.1 (b)
                              and the strata company does not restore or reinstate the Building or make the Premises fit for use by the Lessee within the estimated time and continues to fail to restore or reinstate the Premises or the Building so as to make the Premises fit for use within one (1) month after the Lessee gives to the Lessor a notice of intention to terminate this Lease;

                         (c)  the Lessor does not comply with clause 20.1; or

                         (d) the Premises remain unfit for occupation and use for a period of at least three (3) months.

               20.3 No liability as a result of termination

                         No liability attaches to the Lessor or the Lessee as a result of the termination of this Lease under clause 20.

               20.4 Abatement of Rent

                    If:

                         (a) the Building or any part of the Building is so destroyed or damaged as to render the Premises substantially unfit for occupation and use or interfere substantially with the Lessee's Rights; and

                         (b) payment of insurance money in respect of the damage or destruction is not at any time refused or withheld in whole or in part as a result of any act or omission of the Lessee, the Rent or a fair and just proportion according to the nature and extent of the damage sustained will from the date of damage or destruction until the Building is reinstated or restored abate and cease to be payable."

          (h)  Further provisions

               (i) Neither this Lease nor the Term is affected by any order made by the Supreme Court under Part III of the Strata Titles Act varying the strata scheme or substituting a new strata scheme for or terminating the strata scheme unless the order is for the termination of the strata scheme in consequence of damage to or the destruction of the Building.

               (ii) The Lessee has no claims or rights against the Lessor in consequence of the exercise by the strata company of any of the strata company's rights, duties or powers under the Strata Titles Act.

               (iii) Where any right or power granted to the Lessor or
                    obligation imposed upon the Lessor under this Lease may only be exercised or carried out by the strata company or with the approval of the strata company, then the Lessor has no duty to perform or observe that obligation unless the strata company gives any necessary approval and in the appropriate case, must use reasonable endeavours to ensure that the strata company carries out or observes that obligation. For the purposes of this provision, "reasonable endeavours" is limited to the exercise by the Lessor of its voting rights in relation to the act or matter in question.

30.  MISCELLANEOUS

     30.1 Accrual on a daily basis

          Money accrues daily under this Lease.

     30.2 Statutory Powers

          The powers conferred on the Lessor by or under any Act are in addition to the Lessor's Rights except to the extent inconsistent with this Lease.

     30.3 Moratorium not to apply

          Unless application is mandatory by law the provisions of any Act do not apply to this Lease so as to abrogate, extinguish, postpone or otherwise prejudicially affect the Lessor's Rights.


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     30.4 Severance

          If any part of this Lease is, or becomes, void or unenforceable that part is severed from this Lease so that all parts that are not void or unenforceable remain in full force and effect and are unaffected by that severance.

     30.5 Waivers

          (a) A failure to exercise or delay in exercising any right, power or privilege in this Lease by any party is not a waiver of that right, power or privilege.

          (b) A partial exercise of any right, power or privilege does not preclude any further exercise of that right, power or privilege, or the exercise of any other right, power or privilege.

     30.6 Variation

          This Lease may be varied only by deed executed by all of the parties.

     30.7 Further assurances

          The parties shall execute and do all acts and things necessary or desirable to implement and give full effect to the provisions and purpose of this Lease.

     30.8 Counterparts

          This Lease may be executed in any number of counterparts each of which is an original and all of which constitute one and the same instrument.

     30.9 Payment of Money

          Any sum of money to be paid to the Lessor must be paid to the Lessor at the Address or as otherwise directed by the Lessor by notice from time to time.

(REIWA LOGO)           APPROVED BY
                THE REAL ESTATE INSTITUTE
               OF WESTERN AUSTRALIA (INC.)
                FOR USE BY REIWA MEMBERS

(C) REIWA 1996
    R400-2/00                                            (Stamp Office Use Only)

                         STANDARD COMMERCIAL/INDUSTRIAL
                             PROPERTY LEASE (PART B)

     Not for retail premises or other premises where the Commercial Tenancy
                    (Retail Shops) Agreement Act 1985 applies

                            PARTICULARS OF THE LEASE

- This document incorporates The Real Estate Institute of the Western Australia (Inc.) 1996 General Terms and Conditions of the Lease contained in the document attached.

- Before using this document please read the notes at the front of the Real Estate Institute of Western Australia (Inc.) 1996 General Terms and Conditions of the Lease

THIS LEASE is made 1st July 2005

1.   LESSOR:

     Full Name: SAVTERNE PTY LTD SUPERANNUATION FUND

     Address: 2 FORESTVILLE COURT, KALLROO WA 6025

     Telephone:   Work 9403 3033        Home ___________________________________

     Facsimile 9403 3022                Email multari@bigpond.net.au

     ACN 009 012 202                    ABN 16528 527 624

2.   LESSEE:

     Full Name: ALMOS SYSTEMS PTY LTD

     Address: __________________________________________________________________

     Telephone:   Work _____________________   Home ____________________________

     Facsimile _____________________________   Email ___________________________

     Full Name: ________________________________________________________________

     Address: __________________________________________________________________

     Telephone:   Work _____________________   Home ____________________________

     Facsimile _____________________________   Email ___________________________

     (If a coporation name) Name: ______________________________________________

     ACN 009 299 870                           ABN _____________________________

     Address of Registered Office: _____________________________________________

     Telephone: ____________________________

     Facsimile _____________________________   Email ___________________________

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     (REIWA LOGO) (C) COPYRIGHT REIWA 1996 - Unauthorised copying prohibited

3.   GUARANTOR.

     Full Name: ________________________________________________________________

     Address: __________________________________________________________________

     Telephone:   Work _____________________   Home ____________________________

     Facsimile _____________________________   Email: __________________________

     Full Name: ________________________________________________________________

     Address: __________________________________________________________________

     Telephone:   Work _____________________   Home ____________________________

     Facsimile _____________________________   Email:___________________________

4.   PREMISES:

     *The Land
     *That part of the Land situate at and known as UNIT 3, 41 KING EDWARD ROAD
                                                    OSBORNE PARK
     which is depicted and coloured on the annexed plan.
     *Delete if inapplicable

5.   LAND:

     Lot 232 on Diagram/Pan/Strata Plan 59550 and being the whole of the land in Certificate of Title
     Volume 1572 Folio 724

6.   TERM:

     36 months commencing on the Date of Commencement.

7.   DATE OF COMMENCEMENT:

     1st JULY 2005

8.   FURTHER TERMS:

     36 months commencing on 1st JULY 2008

     __ months commencing on ________ 20__

9.   RENT:

     From the Date of Commencement until varied the Rent is $28,599.96 per annum, payable by instalments of $2383.33 per month in advance on the first day of each month. (Rent is exclusive of GST, see clause 17)

10.  RENT REVIEW DATES:

     During the Term:          1st JULY 2006   __________________ 20__
                               1st JULY 2007   __________________ 20__
                               ________ 20__

     During the Further Terms: 1st JULY 2008   __________________ 20__
                               1st JULY 2009   __________________ 20__
                               1st JULY 2010   __________________ 20__
                               1st JULY 2011   __________________ 20__
                               ________ 20__   __________________ 20__

11.  METHOD OF RENT REVIEW:

     Subject to clause 18 the Rent applicable from and including each Rent Review Date is the greatest of:

*    Fair Market Rent on that Rent Review Date

*    CPI Rent on that Rent Review Date

* the Rent applicable immediately before that Rent Review Date increased by ___________% of that Rent.

*    Delete if inapplicable

     (REIWA LOGO) (C) COPYRIGHT REIWA 1996 - Unauthorised copying prohibited

12.  ADDRESS:

     The address of the Lessor shown on this lease 2 FORESTVILLE COURT KALLAROO WA 6025

13.  RATE OF INTEREST:

     15% per annum calculated on a daily basis.

14.  PAINTING AND DECORATING INTERVALS:

     Within three (3) months before the end of each Term and Further Term granted or at earlier Termination.

15.  PUBLIC RISK INSURANCE:

     $5,000,000

16.  PERMITTED USE:

     Any lawful use for which the Premises are designed or suited without change of zoning by the local authority provided this Lease does not thereby become subject to the Commercial Tenancy (Retail Shops) Agreements Act 1985.

17.  GST:

     (a) In this clause the term "GST" means any goods and services tax imposed under A New Tax System (Goods and Services) Act 1999 ("the GST Act") and its transitional and amending acts and regulations which is or may be levied or assessed or becomes payable in respect of rent, outgoings or in connection with the supply of the leased premises or any goods, services, facilities or other things by the Lessor to the Lessee under this contract or any extension, renewal or holding over.

     (b) The Lessee shall pay to the Lessor any GST payable by the Lessor in accordance with the requirements of the GST Act. Such payments are to be made by the Lessee prior to the date for payment of the GST by the Lessor or on the dates for the payment of rent, whichever is the earlier. The Lessee hereby indemnifies the Lessor in relation to the payment of any GST.

     (c) Any rent or other payment obligation stated or referred to in this contract does not include GST unless it is expressly included and GST must be paid in addition to that rent or payment obligation. Unless GST is expressly included, the consideration for any supply by the Lessor to the Lessee is increased by an amount equal to the amount of that consideration multiplied by the rate at which GST is imposed in respect of that supply.

     (d) The Lessor must provide to the Lessee a GST tax invoice as required by the GST Act.

18.  SPECIAL CLAUSES:

     OUTGOINGS PLUS GST PAYABLE IN ADDITION TO RENT (ESTIMATED AT $5,975.25 FOR 2004-05 FINANCIAL YEAR)

EXECUTED by the parties as a deed.

THE COMMON SEAL of                      )
                                        )
(ACN _____________________)             )
was affixed in accordance with          )
its Articles of Association             )
in the presence of:-                    )


/s/ STEVE RAKOLZY                       /s/ STEVEN MCGUINNESS
-------------------------------------   ----------------------------------------
Director                                Director/Secretary*

STEVE RAKOLZY                           STEVEN MCGUINNESS
Full Name (Please Print)                Full Name (Please Print)

     (REIWA LOGO) (C) COPYRIGHT REIWA 1996 - Unauthorised copying prohibited

*    Delete if inapplicable

THE COMMON SEAL of                      ) [SEAL]
                                        )
(ACN _____________________)             )
was affixed in accordance with          )
its Articles of Association             )
in the presence of:-                    )


/s/ Nicodemo Multari                    /s/ Margherita Multari
-------------------------------------   ----------------------------------------
Director                                Director/Secretary*


/s/ Nicodemo Multari                    /s/ Margherita Multari
-------------------------------------   ----------------------------------------
Full Name (Please Print)                Full Name (Please Print)

*    Delete if inapplicable


SIGNED as a deed by                     )

In the presence of:-                    )


-------------------------------------
Signature of Witness

-------------------------------------
Print full name of Witness


-------------------------------------

-------------------------------------
Address of Witness

-------------------------------------
Occupation of Witness


SIGNED as a deed by                     )

In the presence of:-                    )


-------------------------------------
Signature of Witness

-------------------------------------
Print full name of Witness


-------------------------------------

-------------------------------------
Address of Witness

-------------------------------------
Occupation of Witness

A true copy of this document has been received by each of the signatories hereto
- together with a copy of the Real Estate Institute of Western Australia (Inc.) 1996 General Terms and Conditions of the Lease in the attached document.


/s/ N. Multari       /s/ N. Multari
------------------   ------------------   ------------------   -----------------

                                    COPYRIGHT

The copyright of this contract is the property of the Real Estate, Institute of Western Australia (Inc.), and neither the form nor any part of it may be used or reproduced by any method whatsoever or incoroprated by reference or in any manner whatsoever in any other document without the consent of the Institute 2/00

(REIWA LOGO)           APPROVED BY
                THE REAL ESTATE INSTITUTE
               OF WESTERN AUSTRALIA (INC.)
                FOR USE BY REIWA MEMBERS

(C) REIWA 1996
    R400-2/00                                            (Stamp Office Use Only)

                         STANDARD COMMERCIAL/INDUSTRIAL
                            PROPERTY LEASE (PART B)

     Not for retail premises or other premises where the Commercial Tenancy
                   (Retail Shops) Agreement Act 1985 applies

                            PARTICULARS OF THE LEASE

- This document incorporates The Real Estate Institute of Western Australia (Inc.) 1996 General Terms and Conditions of the Lease contained in the document attached.

- Before using this document please read the notes at the front of the Real Estate Institute of Western Australia (Inc.) 1996 General Terms and Conditions of the Lease.

THIS LEASE IS MADE 1st JULY 2005

1.   LESSOR:

     Full Name: SAVTERNE PTY LTD SUPERANNUATION FUND

     Address: 2 FORESTVILLE COURT, KALLAROO WA 6025

     Telephone:   Work 9403 3033               Home ____________________________

     Facsimile 9403 3022                       Email multari@bigpond.net.au

     ACN 009 012 202                           ABN 16528 527 624

2.   LESSEE:

     Full Name: ALMOS SYSTEMS PTY LTD

     Address: __________________________________________________________________

     Telephone:   Work _____________________   Home ____________________________

     Facsimile _____________________________   Email ___________________________

     Full Name: ________________________________________________________________

     Address: __________________________________________________________________

     Telephone:   Work _____________________   Home ____________________________

     Facsimile _____________________________   Email ___________________________

     (If a coporation name) Name: ______________________________________________

     ACN 009 299 870                           ABN _____________________________

     Address of Registered Office: _____________________________________________

     Telephone: ____________________________

     Facsimile _____________________________   Email ___________________________

     (REIWA LOGO) (C) COPYRIGHT REIWA 1996 - Unauthorised copying prohibited

3.   GUARANTOR:

     Full Name: ________________________________________________________________

     Address: __________________________________________________________________

     Telephone:   Work _____________________   Home ____________________________

     Facsimile _____________________________   Email ___________________________

     Full Name: ________________________________________________________________

     Address: __________________________________________________________________

     Telephone:   Work _____________________   Home ____________________________

     Facsimile _____________________________   Email ___________________________

4.   PREMISES:

     *The Land
     *That part of the Land situate at and known as UNIT 4, 41 KING EDWARD ROAD
                                                    OSBORNE PARC

     which is depicted and coloured on the annexed PLAN.
     *Delete if inapplicable

5.   LAND:

     Lot 232 on Diagram/Plan/Strata Plan 59550 and being the whole of the land in Certificate of Title

     Volume 1572   Folio 724

6.   TERM:

     36 months commencing on Date of Commencement.

7.   DATE OF COMMENCEMENT:
     1ST JULY 2005

8.   FURTHER TERMS:

     36 months commencing on 1ST JULY 2008

     __ months commencing on ________ 20__

9.   RENT:

     From the Date of Commencement until varied the Rent is $82,983.60 per annum, payable by instalments of $6,915.30 per month in advance on the first day of each month. (Rent is exclusive of GST, see clause 17)

10.  RENT REVIEW DATES:

     During the Term:          1ST JULY 2006   ____________________________ 20__
                               1ST JULY 2007   ____________________________ 20__
                               ________ 20__

     During the Further Terms: 1ST JULY 2008   ____________________________ 20__
                               1ST JULY 2009   ____________________________ 20__
                               1ST JULY 2010   ____________________________ 20__
                               1ST JULY 2011   ____________________________ 20__
                               ________ 20__   ____________________________ 20__

11.  METHOD OF RENT REVIEW:

     Subject to clause 18 the Rent applicable from and including each Rent Review Date is the greatest of:

*    Fair Market Rent on that Rent Review Date

*    CPI Rent on that Rent Review Date

* the Rent applicable immediately before that Rent Review Date increased by ___________________% of that Rent.

*    Delete if inapplicable

     (REIWA LOGO) (C) COPYRIGHT REIWA 1996 - Unauthorised copying prohibited

12.  ADDRESS:

     The address of the Lessor shown on this Lease 2 FORESTVILLE COURT KALLAROO WA 6025

13.  RATE OF INTEREST:

     15% per annum calculated on a daily basis.

14.  PAINTING AND DECORATING INTERVALS:

     Within three (3) months before the end of each Term and Further Term granted or at earlier Termination.

15.  PUBLIC RISK INSURANCE:

     $5,000,000

16.  PERMITTED USE:

     Any lawful use for which the Premises are designed or suited without change of zoning by the local authority provided this Lease does not thereby become subject to the Commercial Tenancy (Retail Shops) Agreements Act 1985.

17.  GST:

     (a) in this clause the term "GST means any goods and services tax imposed under A New Tax System (Goods and Services) Act 1999 ("the GST Act") and its transitional and amending acts and regulations which is or may be levied or assessed or becomes payable in respect of rent, outgoings or in connection with the supply of the leased premises or any goods, services, facilities or other things by the Lessor to the Lessee under this contract or any extension, renewal or holding over.

     (b) The Lessee shall pay to the Lessor any GST payable by the Lessor in accordance with the requirements of the GST Act Such payments are to be made by the Lessee prior to the date for payment of the GST by the Lessor or on the dates for the payment of rent, whichever is the earlier. The Lessee hereby indemnifies the Lessor in relation to the payment of any GST.

     (c) Any rent or other payment obligation stated or referred to in this contract does not include GST unless it is expressly included and GST must be paid in addition to that rent or payment obligation. Unless GST is expressly included, the consideration for any supply by the Lessor to the Lessee is increased by an amount equal to the amount of that consideration multiplied by the rate at which GST is imposed in respect of that supply.

     (d) The Lessor must provide to the Lessee a GST tax invoice as required by the GST Act.

18.  SPECIAL CLAUSES:

     OUTGOINGS AND GST PAYABLE IN ADDITION TO RENT (ESTIMATED AT $15,945,99 FOR 2004-05 FINANCIAL YEAR).

EXECUTED by the parties as a deed.

THE COMMON SEAL of                      )
                                        )
(ACN)                                   )
was affixed in accordance with          )
its Articles of Association             )
in the presence of:-                    )


/s/ STEVE RAKOCZY                       /s/ STEVEN MCGUINNESS
-------------------------------------   ----------------------------------------
Director                                Directior/Secretary*

STEVE RAKOCZY                           STEVEN MCGUINESS
Full Name (Please Print)                Full Name (Please Print)

     (REIWA LOGO) (C) COPYRIGHT REIWA 1996 - Unauthorised copying prohibited

*    Delete if inapplicable

THE COMMON SEAL of                      ) [SEAL]
                                        )
(ACN)                                   )
was affixed in accordance with          )
its Articles of Association             )
in the presence of:-                    )


/s/ N. Multari                          /s/ Margherita Multari
-------------------------------------   ----------------------------------------
Director                                Directior/Secretary*


/s/ Nicodemo Multari                    /s/ Margherita Multari
-------------------------------------   ----------------------------------------
Full Name (Please Print)                Full Name (Please Print)

*    Delete if inapplicable

SIGNED as a deed by                     )

in the presence of:-                    )


-------------------------------------
Signature of Witness

-------------------------------------
Print full name of Witness

-------------------------------------

-------------------------------------
Address of Witness

-------------------------------------
Occupation of Witness

SIGNED as a deed by                     )

in the presence of:-                    )


-------------------------------------
Signature of Witness

-------------------------------------
Print full name of Witness

-------------------------------------

-------------------------------------
Address of Witness

-------------------------------------
Occupation of Witness

A true copy of this document has been received by each of the signatories hereto
- together with a copy of the Real Estate Institute of Western Australia (Inc.) 1996 General Terms and Conditions of the Lease in the attached document.


/s/ N. Multari       /s/ N. Multari
------------------   ------------------   ------------------   -----------------

                                    COPYRIGHT

The copyright of this contract is the property of the Real Estate Institute of Western Australia (Inc), and neither the form nor any part of it may be used or reproduced by any method whatsoever or incoroprated by reference or in any manner whatsoever in any other document without the consent of the Institute. 2/00